UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2005
Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)
(303) 837-1661
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
          On October 4, 2005, Whiting Oil and Gas Corporation (“Whiting Oil and Gas”), a wholly-owned subsidiary of Whiting Petroleum Corporation (the “Company”), completed its purchase of operated interest in the North Ward Estes Field and certain other smaller fields located in the Permian Basin (the “North Ward Estes and Ancillary Properties”) pursuant to a Purchase and Sale Agreement, dated effective as of July 1, 2005, between Whiting Oil and Gas, the Company and Celero Energy, LP (“Celero”). At the closing, Whiting Oil and Gas paid Celero $442 million in cash and the Company issued to Celero 441,500 shares of the Company’s common stock previously registered with the Securities and Exchange Commission (the “SEC”) pursuant to an effective acquisition shelf registration statement. The cash portion of the purchase was funded by the net proceeds the Company received from its public offering of common stock and its private placement of senior subordinated notes described below, both of which closed on October 4, 2005.
          A copy of the Purchase Agreement is filed as Exhibit 2 to this report and is incorporated by reference herein. The foregoing description of the Purchase Agreement and the transactions contemplated therein is qualified in its entirety by reference to such exhibit.
          On August 4, 2005, Whiting Oil and Gas purchased from Celero the operated interest contained in the producing oil and gas fields located in the Postle Field in the Oklahoma Panhandle pursuant to a separate Purchase and Sale Agreement, dated effective as of July 1, 2005, with Celero for a purchase price of $343 million in cash.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          On October 4, 2005, the Company completed the private placement (the “Private Placement”) of $250 million aggregate principal amount of 7% Senior Subordinated Notes due 2014 (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued under an Indenture (the “Indenture”), dated as of October 4, 2005, between the Company and JP Morgan Trust Company, National Association, as Trustee. The Notes are unsecured and subordinated to the Company’s senior debt. The Notes rank equally with the Company’s outstanding 7 1/4% Senior Subordinated Notes due 2012 and 7 1/4% Senior Subordinated Notes due 2013 and any senior subordinated debt the Company incurs in the future. The Notes will rank senior to any subordinated debt the Company may incur in the future. The Notes are guaranteed by Whiting Oil and Gas and two other wholly-owned subsidiaries of the Company, Whiting Programs, Inc. and Equity Oil Company (collectively, the “Guarantors”).
          The Indenture and form of Note, which is attached as an exhibit to the Indenture, provide, among other things, that the Notes will bear interest of 7% per year (payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2006), and will mature on February 1, 2014. The Company may not redeem the Notes before maturity, except that before October 1, 2008, the Company may redeem up to 35% of the Notes with the net proceeds of any equity offering at a price of 107% of the principal amount plus accrued and unpaid interest. In addition, the Company may redeem the Notes at any time prior to maturity at a price equal to the principal amount plus a “make whole” premium, plus accrued and unpaid interest. The Company may be required to offer to repurchase the Notes in the event of a change of control of the Company.
          The Indenture contains customary events of default. If an event of default occurs and is continuing, then the trustee or the holders of at 25% in principal amount of the outstanding Notes may declare the Notes to be due and payable immediately. In addition in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately.
          In connection with the completion of the Private Placement, the Company and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of October 4, 2005, with the initial purchasers of the Notes. The Registration Rights Agreement requires the Company and the Guarantors (i) to file with the SEC a registration statement with respect to a registered exchange offer (the “Registered Exchange Offer”) to exchange the Notes for publicly registered notes with substantially identical terms (the “Exchange Notes”) within 90 days after October 4, 2005, (ii) to use their reasonable best efforts to cause such registration statement to be declared effective by the SEC within 180 days after October 4, 2005, (iii) as soon as practicable after the effectiveness of the exchange offer registration statement, offer the exchange of the Notes for the Exchange Notes; and (iv) keep the Registered Exchange Offer open for not less than 30 days after the date notice of the Registered Exchange Offer is mailed to the holders of the Notes.
          If (i) the Company and the Guarantors fail to file any registration statement required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any registration statement required by the Registration Rights Agreement is not declared effective by the SEC on or prior to the date specified for such effectiveness, (iii) the Company and the Guarantors fail to consummate the Registered Exchange Offer within 40 days after the date the exchange offer registration statement was declared effective or (iv) any registration statement required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a “Registration Default”), then the Company will pay additional interest on the Notes at a rate of 0.25% annum for the first 90-day period immediately following the occurrence of a Registration Default. The rate of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum rate of additional interest of 1.5% per annum.
          A copy of the Indenture and the Registration Rights Agreement are filed as Exhibits 4.1 and 4.2, respectively, to this report and are incorporated by reference herein. The foregoing description of the Indenture and Registration Rights Agreement and the transactions contemplated therein is qualified in its entirety by reference to such exhibits.

Item 8.01	Other Events.
          On October 4, 2005, the Company completed its public offering of 6,612,500 shares of its common stock. The offering was priced at $43.60 per share to the public. The number of shares includes the sale of 862,500 shares pursuant to the exercise of the underwriters’ over-allotment option.
          The Company received net proceeds of approximately $277.0 million from the common stock offering and approximately $244.5 million from the Private Placement, in each case after deducting underwriting discounts and commissions and estimated expenses of the offering. The Company used the net proceeds from the offerings to pay the cash portion of the purchase price for the acquisition of the North Ward Estes and Ancillary Properties discussed above and to repay a portion of the debt currently outstanding under the credit agreement of Whiting Oil and Gas that was incurred in connection with the acquisition of the Postle Field from the Celero discussed above. After applying the net proceeds of the common stock offering and the Private Placement, the Company’s remaining bank borrowings totaled $270.0 million.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired. The Company will file statements of revenues and direct operating expenses of the acquired business for the periods specified in Rule 3-05(b) of Regulation S-X, along with footnote disclosures of reserve quantities and the standardized measure of discounted future net cash flows pursuant to Statement of Financial Accounting Standards No. 69, in an amendment to this report to be filed not later than 71 calendar days after the date this report was filed.

(b)	Pro Forma Financial Information. The Company will furnish the pro forma financial information required pursuant to Article 11 of Regulation S-X in an amendment to this report to be filed not later than 71 calendar days after the date this report was filed.

(c)	Exhibits:
(2)	Purchase and Sale Agreement (North Ward Estes Field/Wickett Area, Texas and New Mexico), dated effective as of July 1, 2005, by and among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation and Celero Energy, LP. [Incorporated by reference to Exhibit 2.2 to Whiting Petroleum Corporation’s Current Report on Form 8-K dated July 26, 2005 (File No. 001-31899)]*

(4.1)	Indenture, dated as of October 4, 2005, among Whiting Petroleum Corporation, Whiting Oil and Gas Company, Whiting Programs, Inc., Equity Oil Company and JP Morgan Trust Company, National Association, as Trustee, relating to $250 million aggregate principal amount of 7% Senior Subordinated Notes due 2015.

(4.2)	Registration Rights Agreement, dated as of October 4, 2005, among Whiting Petroleum Corporation, Whiting Oil and Gas Company, Whiting Programs, Inc., Equity Oil Company, and the several initial purchasers named therein, relating to $250 million aggregate principal amount of 7% Senior Subordinated Notes due 2015.

*	All schedules and exhibits to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2) (17 C.F.R §229.601(b)(2)). The Company agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: October 10, 2005	By:	/s/ James J. Volker

James J. Volker
Chairman, President and
Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description
(2)	Purchase and Sale Agreement (North Ward Estes Field/Wickett Area, Texas and New Mexico), dated effective as of July 1, 2005, by and among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation and Celero Energy, LP. [Incorporated by reference to Exhibit 2.2 to Whiting Petroleum Corporation’s Current Report on Form 8-K dated July 26, 2005 (File No. 001-31899)]*

(4.1)	Indenture, dated as of October 4, 2005, among Whiting Petroleum Corporation, Whiting Oil and Gas Company, Whiting Programs, Inc., Equity Oil Company and JP Morgan Trust Company, National Association, as Trustee, relating to $250 million aggregate principal amount of 7% Senior Subordinated Notes due 2015.

(4.2)	Registration Rights Agreement, dated as of October 4, 2005, among Whiting Petroleum Corporation, Whiting Oil and Gas Company, Whiting Programs, Inc., Equity Oil Company, and the several initial purchasers named therein, relating to $250 million aggregate principal amount of 7% Senior Subordinated Notes due 2015.

*	All schedules and exhibits to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2) (17 C.F.R §229.601(b)(2)). The Company agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.